UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Registrant held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2011. The first matter voted upon at the meeting was the election of one Class II director to serve until the 2014 Annual Meeting of Stockholders. At the Annual Meeting, Lawrence Y. Kong was elected as a Class II director, in an uncontested election, by the following vote:

Name	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non- Votes
Lawrence Y. Kong	9,423,637	—	—	427,576	—

The Registrant’s board of directors consists of five members and is divided into three classes, with each class serving staggered three-year terms. There is currently a vacancy in the Class II directors. The term of the Class I directors, currently Peter G. Hanelt and David Zinberg, will expire at the 2013 Annual Meeting of Stockholders, the term of the Class II directors, currently Lawrence Y. Kong, will expire at the 2014 Annual Meeting of Stockholders, and the term of the Class III directors, currently Garry Y. Itkin, will expire at the 2012 Annual Meeting of Stockholders.

The second matter voted upon at the Annual Meeting was the ratification of the appointment of Marcum LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011. At the Annual Meeting, the appointment of Marcum LLP as independent accountants was ratified by the following vote:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non- Votes
Appointment of Marcum LLP	15,407,761	169,831	19,122	—	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer